Exhibit 24.1



                 Consent of Independent Auditors

      We consent to the incorporation by reference in: (i) the Registration Statement Number 33-21598 on Form S-8, (ii) the Registration Statement Number 33-49040 on Form S-8 and (iii) the Registration Statement Number 33-64110 on Form S-8 pertaining to the 1987 Stock Option Plan of Electrosource, Inc.; (i) the
Registration  Statement Number 33-22223 on  Form  S-8,  (ii)  the
Registration Statement Number 33-35856 on Form S-8, (iii) the Registration Statement Number 33-49042 on Form S-8 and (iv) the Registration Statement Number 33-64108 on Form S-8 pertaining to
the   1988   Non-Employee   Director   Stock   Option   Plan   of
Electrosource, Inc.; the Registration Statement Number 33-65386 on Form S-8 pertaining to the 1993 Non-Employee Consultant Stock Option Plan of Electrosource, Inc.; the Registration Statement Number 33-63363 on Form S-8 pertaining to the 1994 Stock Option Plan of Electrosource, Inc.; the Registration Statement Number 33-31101 on Form S-8 pertaining to the 1996 Stock Option Plan of Electrosource, Inc.; the Registration Statement (Amendment Number 2 to Form S-3 Number 33-63361) and related Prospectus for the
registration  of  185,934 shares of Electrosource,  Inc.   common
stock; the Registration Statement (Form S-3 Number 333-04637) and related Prospectus for the registration of 80,610 shares of Electrosource, Inc. common stock; the Registration Statement (Form S-3 Number 333-10715) and related Prospectus for the
registration  of  1,231  shares of  Electrosource,  Inc.   common
stock; and the Registration Statement (Form S-3 Number 333-25659) and related Prospectus for the registration of 437,674 shares of Electrosource, Inc. common stock of our report dated February 28, 1998, except for Note P, as to which the date is March 20, 1998, with respect to the financial statements of Electrosource, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 1997.



                              /s/  Ernst & Young LLP


Austin, Texas
March 27, 1998